UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Commencement of Bankruptcy Cases

On April 19, 2017, Adeptus Health Inc. (the “Company”) and its subsidiaries listed on Exhibit 99.1 hereto (such subsidiaries, together with the Company, the “Debtors”), which is incorporated herein by reference, filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”), to pursue a chapter 11 reorganization plan (the “Plan”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption In re ADPT DFW Holdings LLC, et al.

No trustee has been appointed and the Company will continue to manage itself and its subsidiaries as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To assure ordinary course operations, the Company is seeking approval from the Bankruptcy Court for a variety of “first day” motions, including authority to make payroll payments and continue employee benefit plans, pay critical vendors, secure debtor-in-possession financing (as discussed in greater detail below under “—Debtor-in-Possession Credit Agreement”) and other customary relief.

Plan

The Plan implements extensive negotiations that have occurred to date among the Debtors,  Deerfield Management Company, L.P. (the “Deerfield Agent”) and certain funds advised by Deerfield Mgmt, L.P. (such funds, the “Deerfield Lenders” and, together with the Deerfield Agent, the “Deerfield Parties”), as successor administrative agent and successor lenders under the credit agreement, dated of October 6, 2015, with the Company’s subsidiary First Choice ER LLC (the “Borrower”) and the guarantors named therein (together with the Borrower, the “Loan Parties”) (as amended, modified, supplemented, increased and extended, the “Prepetition Credit Agreement”), and certain affiliates of MPT Operating Partnership, L.P. (“MPT”) that are parties  to that certain Master Funding and Development Agreement dated as of June 11, 2013 (as amended from time to time, the “2013 MPT Master Funding Agreement”), that certain Master Funding and Development Agreement (as amended from time to time, the “2014 Master Funding Agreement” and, together with the 2013 MPT Master Funding Agreement, the “MPT Master Funding Agreements”), that certain Master Lease Agreement, dated August 29, 2013 (as amended from time to time, the “2013 Master Lease”), that certain Master Lease Agreement, dated September 26, 2014 (as amended from time to time, the “2014 Master Lease”) and that certain Master Lease Agreement dated April 20, 2015 (as amended from time to time, the “Colorado Master Lease” and, together with the 2013 Master Lease and the 2014 Master Lease, the “MPT Master Leases”; the MPT Master Leases and the MPT Master Funding Agreements, together, the “MPT Agreements”) with the various Debtors.

Pursuant to and subject to the terms of the Plan, on the effective date of the Plan (the “Effective Date”):

•                  The DIP Lenders (as defined below) and the Deerfield Parties (as to $100 million aggregate principal amount of their secured claims under the Prepetition Credit Agreement (the “Deerfield Secured Claims”)) will each receive their pro rata share of 100% of the new equity interests of Adeptus Health LLC (“Reorganized Adeptus”);

•                  All existing facility leases under the MPT Master Leases will be assumed and, in accordance with section 365(b) of the Bankruptcy Code, all cure amounts due and owing to the MPT lessors under such leases shall be paid;

•                  Holders of allowed lease rejection claims, allowed medical malpractice claims and allowed general unsecured claims (including the portion of the claims of the Prepetition Senior Secured Lenders under the Prepetition Credit Agreement that is in excess of the Deerfield Secured Claims) shall each receive their pro rata share of the net proceeds that are received by a litigation trust to be established pursuant to the Plan for the purpose of pursuing causes of action of the Debtors against third parties; and

•                  All existing equity interests in the Company (including, without limitation, outstanding shares of the Company’s Series A Preferred Stock, Class A common stock and Class B common stock and options to purchase its Class A common stock) and Adeptus Health LLC (other than the equity interests therein held by the Company) will be cancelled without the payment of any amount to the holders thereof.

In addition, the Debtors’ obligations under that certain Tax Receivable Agreement dated as of June 25, 2014 among the Company and the persons named therein (the “TRA”) shall be terminated on the earlier of the Effective Date or the effectiveness of any order of the Bankruptcy Court rejecting the TRA.

On the Effective Date, Reorganized Adeptus will be a privately-held company.  It is expected that Reorganized Adeptus will be capitalized by the Deerfield Parties through equity investments or, if determined by the Deerfield Parties in their sole discretion, debt financing.

The implementation of the Plan is dependent upon a number of factors, including approval by the creditors, final documentation and confirmation and consummation of the Plan in accordance with the provisions of the Bankruptcy Code. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Debtor-in-Possession Credit Agreement

In connection with the commencement of the Bankruptcy Cases, the Debtors filed motions seeking Bankruptcy Court approval of debtor-in-possession financing on the terms to be set forth in that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) to be entered into among the Company, as borrower, First Choice ER, LLC, Adeptus Health LLC, and certain of the Company’s other subsidiaries party thereto, as guarantors (together with the Company, the “DIP Loan Parties”), the lenders party thereto, and Deerfield Management Company, L.P, as administrative agent. The DIP Credit Agreement will provide for senior secured, super-priority term loans of up to $45.0 million in aggregate (the “DIP Term Loans”).  The entry into the DIP Credit Agreement is subject to the approval of the Bankruptcy Court.  DIP Term Loans will become available upon the satisfaction of certain customary conditions precedent thereto, including issuance of a court order by the Bankruptcy Court.

The Debtors anticipate using the proceeds of DIP Term Loans to fund the Chapter 11 Cases, finance working capital and pay for expenditures in accordance with budgets approved by the Deerfield Agent and subject to compliance with orders of the Bankruptcy Court.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constitutes an event of default under the Prepetition Credit Agreement.  As a result of the filing of the Bankruptcy Cases, all commitments under the revolving credit facility and incremental facility portions of the Prepetition Credit Agreement terminated, and the unpaid principal amount of all outstanding loans thereunder and all interest and other amounts thereon became immediately due and payable.  As of April 18, 2017, the Debtors’ obligations under the Prepetition Credit Agreement amounted to approximately $228.0 million.

The commencement of the Bankruptcy Cases also constitutes an event of default under the MPT Master Leases. Such event of default gives the lessors under the MPT Master Leases the right to exercise the remedies provided thereunder and, in addition, gives the MPT parties under the MPT Master Funding Agreements the right to cease funding any further facility construction thereunder.

As a result of the filing of the Bankruptcy Cases, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under these and other agreements are stayed and creditors’ rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

The information set forth or incorporated in Item 1.03 is also incorporated by reference in this Item 2.04.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2017, Richard Covert informed the Board of Directors of the Company of his resignation as a member and Vice Chairman of the Board of Directors, effective immediately.  Mr. Covert has informed the Company that his resignation is not the result of any disagreement between himself and the Company, its management, the Board of Directors or any committee of the Board of Directors.

Item 7.01. Regulation FD Disclosure.

On April 19, 2017, the Company issued a press release announcing the filing of the Bankruptcy Cases. A copy of the press release is attached hereto as Exhibit 99.3.

Attached as Exhibit 99.4 is a copy of the Company’s Disclosure Statement dated April 19, 2017 which was filed with the Bankruptcy Court in connection with the Bankruptcy Cases.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.3 and Exhibit 99.4 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibit 99.3 or Exhibit 99.4 be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	List of subsidiaries of the Company that are Debtors
99.2	Plan of Reorganization
99.3	Press Release dated April 19, 2017
99.4	Disclosure Statement

Cautionary Notes

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016. Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Bankruptcy Cases, (ii) the ability of the Company and its subsidiaries to consummate the transactions contemplated by the Plan, (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents, (iv) Bankruptcy Court rulings in the Bankruptcy Cases and the outcome of the cases in general, (v) the length of time the Company will operate under the Bankruptcy Cases, (vi) risks associated with third party motions in the Bankruptcy Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the Plan, (vii) the potential adverse effects of the Bankruptcy Cases on the Company’s liquidity or results of operations, (viii) the ability to operate the Company’s business and consummate the transactions contemplated by the Plan, (ix) the transactions contemplated by the DIP Credit Agreement and the Plan being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; (x) increased legal costs to execute the Company’s reorganization, and other risks and uncertainties, (xi) the Company’s ability to maintain contracts, trade credit and other customer, joint venture partner and/or vendor relationships that are essential to the Company’s operations, and (xii) the Company’s ability to retain key executives and employees, and (xiii) the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Bankruptcy Cases is highly speculative and poses substantial risks. Trading prices for shares of the Company’s Class A common stock may bear little or no relationship to the actual recovery, if any, by holders in the reorganization (who would receive no value under the Plan filed today). Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

By:	/s/ Frank R. Williams, Jr.
Name:	Frank R. Williams, Jr.
Title:	Chief Financial Officer

April 19, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	List of subsidiaries of the Company that are Debtors
99.2	Plan of Reorganization
99.3	Press Release dated April 19, 2017
99.4	Disclosure Statement